UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 12, 2013

FULL CIRCLE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00809	27-2411476
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

800 Westchester Ave., Suite S-620

Rye Brook, NY 10573

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (914) 220-6300

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On September 12, 2013, Full Circle Capital Corporation (the “Company”) issued a press release announcing its financial results for the quarter and year ended June 30, 2013. The text of the press release is included as an exhibit to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2013, the Company’s Board of Directors appointed Michael J. Sell to succeed William E. Vastardis as the Company’s Chief Financial Officer, Secretary and Treasurer, effective September 30, 2013. Mr. Vastardis has determined to resign from such positions to focus on Vastardis Fund Services LLC, the Company’s sub-administrator (the “Sub-Administrator”) where he serves as President and Chief Executive Officer. He will continue to serve the Company as Assistant Treasurer and Assistant Secretary.

Mr. Sell, 35, initially joined Full Circle Funding, LP as a Vice President in June 2008. From August 2010 through September 2012, Mr. Sell was employed by the Sub-Administrator, where he focused on business development company accounting and financial reporting. In September 2012, Mr. Sell rejoined Full Circle Service Company and was appointed as the Company’s Assistant Secretary in December 2012. Prior to joining Full Circle Funding, LP, from 2004 to 2008, Mr. Sell was actively involved in operational and portfolio analysis for two hedge fund of funds. Mr. Sell began his career at PricewaterhouseCoopers, LLP as a senior assurance associate focused on the financial services industry. Education — B.S., Accountancy and Finance, Miami University, 2000; Master of Accountancy, Miami University, 2001.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013	FULL CIRCLE CAPITAL CORPORATION

By: /s/ John E. Stuart
John E. Stuart
President and Chief Executive Officer